UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2010

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2401 South Plum Grove Road, Palatine, Illinois	60067
(Address of principal executive offices)	(Zip Code)

(847) 303-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2010, Mr. Francis J. Leonard indicated his intention to resign as Chief Financial Officer of Addus HomeCare Corporation and its subsidiaries (collectively, the “Company”) to pursue other interests. Mr. Leonard has agreed to assist the Company in the transition to a successor until November 30, 2010. Mr. Leonard and the Company are still negotiating the terms of the transition agreement that will provide for, among other things, Mr. Leonard’s rights and obligations during this transition period and following his separation.

Item 7.01.	Regulation FD Disclosure.

On August 26, 2010, the Company issued a press release announcing Mr. Leonard’s resignation, a copy of which is attached hereto as Exhibit 99.1. In addition to the announcement of Mr. Leonard’s resignation, the press release announces the Company’s creation of a new Chief Operating Officer position and its initiation of a search to fill that position. The information in the attached press release is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit:

Exhibit No.	Description

99.1	Press release of Addus HomeCare Corporation dated August 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: August 26, 2010	By:	/S/ MARK S. HEANEY
	Name:	Mark S. Heaney
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of Addus HomeCare Corporation dated August 26, 2010